UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2023 nuveen

Nuveen Global Cities REIT, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	000-56273	82-1419222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

730 Third Avenue, 3rd Floor New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 490-9000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 28, 2023, Nuveen Global Cities REIT, Inc. (the “Company”) held its 2023 annual meeting of stockholders (the “Annual Meeting”). Stockholders representing 94,175,268.425 shares, or approximately 50.683% of the outstanding shares of the Company’s common stock, $0.01 par value per share, entitled to vote at the Annual Meeting were present in person or were represented at the Annual Meeting by proxy.

The purpose of the Annual Meeting was to consider and vote upon the following two proposals:

1.	To elect seven individuals to the board of directors for the ensuing year and until their respective successors are elected and qualify; and

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent public registered accounting firm for the fiscal year ending December 31, 2023.

At the Annual Meeting, the stockholders elected all seven director nominees and ratified the appointment of PricewaterhouseCoopers LLP. The votes cast with respect to each proposal were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Proposal 1: Election of Directors
Michael J.L. Sales	85,306,998.773	6,091,931.652	2,776,338.000
Michael A. Perry	85,380,754.924	6,018,175.501	2,776,338.000
John L. MacCarthy	85,337,152.309	6,061,778.116	2,776,338.000
Donna Brandin	85,370,232.258	6,028,698.167	2,776,338.000
John R. Chandler	85,325,333.247	6,073,597.178	2,776,338.000
Steven R. Hash	85,319,311.666	6,079,618.759	2,776,338.000
Robert E. Parsons, Jr.	85,324,752.440	6,074,177.985	2,776,338.000

	Votes For	Votes Against	Abstentions
Proposal 2: Ratification of Appointment of PricewaterhouseCoopers LLP	88,014,592.661	725,905.316	5,434,770.448

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuveen Global Cities REIT, Inc.

Date: August 3, 2023	By:	/s/ James E. Sinople
James E. Sinople
Chief Financial Officer and Treasurer